UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West 44th Street
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

Registrant’s Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	TTWO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2023, the stockholders of Take-Two Interactive Software, Inc. (the “Company”) approved and adopted an amendment and restatement of the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan (the “2017 Plan”) at the Company’s annual meeting of stockholders (the “Annual Meeting”). Additional information regarding the results of the Company’s Annual Meeting is set forth below in this Report under Item 5.07.

The amendment and restatement of the 2017 Plan (i) reduces the number of shares reserved thereunder that were assumed by the Company in connection with its acquisition of Zynga Inc. (the “Zynga Assumed Shares”), which may only be issued to limited employees of the Company as contemplated by Nasdaq Listing Rule 5635(c), from 9,123,694 shares to 0 shares, (ii) increases the shares reserved under the 2017 Plan by 5,500,000 shares, which will be issuable to all of the Company’s eligible employees, and (iii) modifies the share recycling provisions of the 2017 Plan with respect to shares underlying outstanding awards that were assumed by the Company in connection with its acquisition of Zynga Inc. or issued using the Zynga Assumed Shares following the acquisition of Zynga Inc. (the “Zynga Assumed Awards”), such that the Zynga Assumed Awards may be recycled for issuances to the Company’s entire employee base, rather than only to limited employees of the Company as contemplated by Nasdaq Listing Rule 5635(c), if forfeited.

The foregoing description of the amendment and restatement of the 2017 Plan is qualified in its entirety by the full text of the 2017 Plan, as amended and restated, which is attached as Annex B to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 27, 2023, and is incorporated by reference herein as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 21, 2023, the Company held its Annual Meeting virtually via live audio-only webcast. As of the record date for the Annual Meeting, the Company had 169,831,017 shares of its common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding. At the Annual Meeting, 147,957,913 shares of Common Stock were represented in person or by proxy. The following matters were submitted to a vote of the stockholders at the Annual Meeting.

1. Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2024 and until their respective successors have been duly elected and qualified were as follows:

	For	Against	Abstain	Broker Non-Votes
Strauss Zelnick	129,573,808	7,370,720	79,170	10,934,215
Michael Dornemann	132,303,617	4,655,282	64,799	10,934,215
William “Bing” Gordon	135,062,836	1,895,267	65,595	10,934,215
Roland Hernandez	135,074,291	1,882,576	66,831	10,934,215
J Moses	130,853,891	6,104,267	65,540	10,934,215
Michael Sheresky	130,722,306	6,235,650	65,742	10,934,215
Ellen Siminoff	135,667,642	1,292,741	63,315	10,934,215
LaVerne Srinivasan	135,455,025	1,505,116	63,557	10,934,215
Susan Tolson	136,311,512	648,868	63,318	10,934,215
Paul Viera	136,666,066	285,295	72,337	10,934,215

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors, for a term expiring at the annual meeting of stockholders in 2024 and until their respective successors have been duly elected and qualified.

2. Advisory votes regarding the approval of the compensation of the named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
119,621,668	17,294,978	107,052	10,934,215

Based on the advisory votes set forth above, the compensation of the named executive officers was duly approved, on an advisory basis, by our stockholders.

3. Advisory votes regarding the frequency of the approval of the compensation of the named executive officers were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
135,604,842	22,402	1,325,163	71,291	10,934,215

Based on the advisory votes set forth above, an annual advisory vote on the compensation of the named executive officers was duly approved, on an advisory basis, by our stockholders, and the Company’s Board of Directors has determined that it will hold an annual advisory vote on the compensation of the named executive officers.

4. Votes regarding the approval of the adoption of the amendment and restatement of the 2017 Plan were as follows:

For	Against	Abstain	Broker Non-Votes
102,971,653	33,942,934	109,111	10,934,215

Based on the votes set forth above, the amendment and restatement of the 2017 Plan was duly approved and adopted by our stockholders.

5. Votes regarding ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending March 31, 2024, were as follows:

For	Against	Abstain	Broker Non-Votes
146,503,478	1,395,139	59,296	0

Based on the votes set forth above, the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending March 31, 2024 was duly ratified by our stockholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description	Incorporated by Reference			Filed Herewith
		Form	Exhibit	Filing Date

10.1	Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan	DEF 14A	B	July 27, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Matthew Breitman
Name:	Matthew Breitman
Title:	Senior Vice President, General Counsel Americas & Corporate Secretary

Date: September 21, 2023